UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

PAYPAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! PAYPAL HOLDINGS, INC. 2025 Annual Meeting Vote online by June 4, 2025 11:59 PM ET PAYPAL HOLDINGS, INC. 2211 NORTH FIRST STREET SAN JOSE, CA 95131 V65025-P25855 You invested in PAYPAL HOLDINGS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 5, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 5, 2025 8:30 a.m., Pacific Time Virtually at: www.virtualshareholdermeeting.com/PYPL2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of the 11 Director Nominees Named in the Proxy Statement.	
	Nominees:	
1a.	Joy Chik	For
1b.	Alex Chriss	For
1c.	Jonathan Christodoro	For
1d.	Carmine Di Sibio	For
1e.	David W. Dorman	For
1f.	Enrique Lores	For
1g.	Gail J. McGovern	For
1h.	Deborah M. Messemer	For
1i.	David M. Moffett	For
1j.	Ann M. Sarnoff	For
1k.	Frank D. Yeary	For
2.	Advisory Vote to Approve Named Executive Officer Compensation.	For
3.	Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated.	For
4.	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025.	For
5.	Stockholder Proposal - Report on Charitable Giving.	Against
6.	Stockholder Proposal - Reduce Threshold to Call Special Meetings of Stockholders.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If this proxy is signed and returned, it will be voted in accordance with your instructions.

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